Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of September ___, 2026, by and between 3 E Network Technology Group Limited, a British Virgin Islands business company (the “Company”) and the purchaser identified on the signature pages hereto (the “Purchaser”). The Company, on one hand, and the Purchaser, on the other hand, are sometimes each referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH:

Whereas, upon the terms and subject to the conditions of this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, certain class A ordinary shares, par value US$0.0025 per share, of the Company (“Class A Ordinary Shares”) in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder (“Regulation D”);

Now, Therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

Article I
PURCHASE AND SALE

1.1  Issuance, Sale and Purchase of Class A Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue, sell and deliver to the Purchaser, in accordance with Section 1.2 below, a certain number of class A ordinary shares, par value US$0.0025 per share, of the Company (the “Purchased Shares”), at a price of US$1.42598 per Purchased Share (the “Per Share Purchase Price”, which is initially equal to the average closing bid price of the Class A Ordinary Shares for the five trading days immediately preceding the date hereof, and shall be adjusted from time to time pursuant to Section 3.2), for an aggregate cash consideration of US$1,000,000 (the “Aggregate Purchase Price”), free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third-party right or interest, claim or restriction of any kind or nature (collectively, “Encumbrances”) (except for restrictions arising under the Securities Act or created by virtue of Section 3.1 of this Agreement), provided, however, that (a) no fractional Purchased Shares will be issued, (b) any fractions shall be rounded down to the nearest whole number of Purchased Shares, and (c) the Aggregate Purchase Price will be reduced by the value of any such fractional share (as calculated on the basis of the Per Share Purchase Price). The purchase, issuance, sale and delivery of the Purchased Shares shall be made pursuant to and in reliance upon Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

1.2  Closing. Subject to Section 1.3, the closing (the “Closing”) of the sale and purchase of the Purchased Shares pursuant to Section 1.1 shall take place remotely via the electronic exchange of the closing documents and signatures on such date and at such time as the Parties may mutually agree in writing. The date and time of the Closing are referred to herein as the “Closing Date”.

(a) Payment and Delivery. At the Closing, subject to the satisfaction (or waiver) of the conditions set forth in Section 1.3, (i) the Purchaser shall deliver or cause to be delivered the necessary instructions for the payment of the Aggregate Purchase Price to the Company in U.S. dollars by wire transfer of immediately available funds to an account designated in writing by the Company, (ii) the Company shall deliver or cause to be delivered to its transfer agent the necessary instructions for the issuance of the Purchased Shares to the Purchaser in book-entry form, and (iii) each Party shall deliver such other closing documents as may be required pursuant to Section 1.3. The payment of the Aggregate Purchase Price and the issuance and delivery of the Purchased Shares shall be completed as soon as reasonably practicable following the Closing, on such date as the Parties may mutually agree in writing

(b) Restrictive Legend. The Purchaser understands that certificate representing the Purchased Shares will bear a legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS. THE COMPANY AND ITS TRANSFER AGENT MAY REQUIRE AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY CONFIRMING THAT ANY PROPOSED TRANSFER COMPLIES WITH THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS.

1.3  Closing Conditions.

(a) Conditions to the Purchaser’s Obligations to Effect the Closing. The obligation of the Purchaser to purchase and pay for the Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may only be waived in writing by the Purchaser in its sole discretion:

i.	All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Purchased Shares hereunder and any other transactions contemplated under this Agreement and all the agreements and other documents required in connection with implementing the transactions contemplated hereby (together, the “Transaction Documents”) shall have been completed, including, without limitation, the review and approval of such transactions by the Board of Directors of the Company (or a duly authorized committee thereof), with any interested director abstaining from voting, and with such approval including a majority of independent directors, in accordance with the Company’s related party transaction policies and applicable Nasdaq requirements, and the determination in good faith that the transactions contemplated hereby are fair to and in the best interests of the Company and its shareholders.

ii.	The representations and warranties of the Company contained in Section 2.1 of this Agreement shall have been true and correct on the date of this Agreement and in all material respects on and as of the Closing Date; and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any, agreements, covenants, conditions and obligations contained in this Agreement or any other Transaction Document that are required to be performed or complied with on or before the Closing Date.

iii.	The Purchaser shall have received: the certificate of good standing and certificate of incumbency of the Company (which should be dated no earlier than five (5) Business Days before the Closing Date).

iv.	No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by or before a governmental authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company.

v.	Without limiting the generality of Section 1.3(a)(iv) above with respect to actions of governmental authorities, there shall be no actual Legal Proceeding by a third party as defined in and contemplated by Section 3.4(a).

vi.	There shall have been no (a) material adverse effect on the legality, validity or enforceability of this Agreement and the other Transaction Documents, (b) material adverse effect on the business, affairs, prospects, operations, properties, assets or condition (financial or otherwise) of the Group Companies (as defined below), except for any matter disclosed in the SEC Documents (as defined below), or (c) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement and the other Transaction Documents (any of (a), (b) or (c), a “Material Adverse Effect”).

vii.	The Company shall have delivered to the Purchaser a certificate, dated the Closing Date, certifying that the conditions specified in this Sections 1.3(a)(i) to (a)(vi) have been fulfilled and the wire transfer instructions for the account designated by the Company for payment of the Aggregate Purchase Price.

(b) Conditions to the Company’s Obligations to Effect the Closing. The obligation of the Company to issue, sell and deliver the Purchased Shares to the Purchaser as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may only be waived in writing by the Company in its sole discretion:

i.	All corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Purchased Shares hereunder and any other transactions contemplated under the Transaction Documents shall have been completed.

ii.	The representations and warranties of the Purchaser contained in Section 2.2 of this Agreement shall have been true and correct on the date of this Agreement and in all material respects on and as of the Closing Date; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement or any other Transaction Document that are required to be performed or complied with on or before the Closing Date.

iii.	No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by or before a governmental authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company.

Article II
REPRESENTATIONS AND WARRANTIES

2.1  Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a) Due Formation. The Company is a British Virgin Islands business company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. The Company has all requisite power and authority to carry on its business as it is currently being conducted.

(b) Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and other Transaction Documents and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and other Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and other Transaction Documents and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c)   Valid Agreement. The Transaction Documents have all been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Non Contravention. Except as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, will not constitute a violation (with or without the giving of notice or lapse of time, or both) of any law or order applicable to the Company.

(e)   Capitalization.

i.	The Company is authorized to issue a maximum of 150,000,000 ordinary shares, par value US$0.0025 per share, comprising 100,000,000 class A Ordinary Shares, par value US$0.0025 per share, and 50,000,000 class B ordinary shares, par value US$0.0025 per share. As of the date hereof, 3,684,777 Class A Ordinary Shares and 23,200 Class B ordinary shares were issued and outstanding. Except as disclosed in the SEC Documents, there are no outstanding options, warrants, convertible securities or other rights to acquire any shares or other equity securities of the Company. No split, combination, or other restructuring with respect to the Class A Ordinary Shares has been effected since the date hereof or will be effected prior to the Closing Date. All issued and outstanding Class A Ordinary Shares are validly issued, fully paid and non-assessable. All issued and outstanding shares of the Company and all outstanding shares of capital stock of each of the Company’s subsidiaries and consolidated affiliates (each a “Subsidiary” and collectively “Subsidiaries”) have been issued and granted in compliance with (x) all applicable Securities Laws and other applicable laws and (y) all requirements set forth in applicable plans or contracts, without violation of any preemptive rights, rights of first refusal or other similar rights. “Securities Laws” means the Securities Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the listing rules of, or any listing agreement with, the Nasdaq Stock Market (“Nasdaq”) and any other applicable law regulating securities or takeover matters.

ii.	As of the date hereof, other than the 2025 Share Incentive Plan (the “Share Incentive Plan”), there are no other existing Company stock option plans and stock purchase plans. Except as disclosed in the SEC Documents, the Company’s existing share incentive plan is the only equity incentive plan of the Company currently in effect.

iii.	The rights of the Purchased Shares shall be as stated in the memorandum and articles of association of the Company, and there will not been any change to the memorandum and articles of association of the Company since the date hereof that will adversely affect the rights of holders of Class A Ordinary Shares.

(f)   Due Issuance. The Purchased Shares, when issued in accordance with this Agreement and the terms of such Purchased Shares, will be validly issued, fully paid and non-assessable and free and clear of all Encumbrances, except for restrictions arising under the Securities Act or created by virtue of Section 3.1 of this Agreement, and upon delivery and entry into the register of members of the Company will transfer to the Purchaser good and valid title to such Purchased Shares.

(g) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement or any other Transaction Document, nor the consummation by the Company of any of the transactions contemplated hereby and thereby, nor the performance by the Company of this Agreement or any other Transaction Document in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(h) Compliance with Laws. Except as disclosed in the SEC Documents or would not have a Material Adverse Effect, none of the Company and its Subsidiaries (collectively, “Group Companies”) has knowingly conducted any activity in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any agency thereof in respect of the conduct of its business or the ownership of its properties. All consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any governmental entities and any third party which are required to be obtained or made by each Group Company in connection with the consummation of the transactions contemplated hereunder shall have been obtained or made prior to and be effective as of the Closing, except as disclosed in the SEC Documents or would not have a Material Adverse Effect. Each Group Company has all material permits, licenses and any similar authority necessary for the conduct of its business as currently conducted and as proposed to be conducted, the absence of which would be reasonably likely to have a Material Adverse Effect. None of the Group Companies is in default under any of such permits, licenses or other similar authority. To the reasonable knowledge of the Company, there are no fines or penalties asserted against the Group Companies under any applicable law, and none of the Group Companies has received any notice from any governmental entities with respect to any violation of any applicable law.

(i)  Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in a subsequent SEC Documents filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares and (v) the Company has not issued any equity securities to any officer, director or employee, except pursuant to existing Company stock option plans and stock purchase plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Purchased Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Business Day prior to the date that this representation is made. For purposes of this Agreement, “Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of Hong Kong and British Virgin Islands or is a day on which banking institutions located in Hong Kong and British Virgin Islands are authorized or required by applicable law or other governmental action to close.

(j)   No U.S. Registration and Qualification Exemptions. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2.2, no registration under the Securities Act is required for the offer, issuance and sale of the Purchased Shares by the Company to the Purchaser as contemplated hereby. The Company is relying upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder and has taken all necessary actions to make the issuance, sale and delivery of the Purchased Shares in accordance therewith. The issuance and sale of the Purchased Shares hereunder does not contravene the rules and regulations of the Nasdaq Capital Market. The Class A Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the 1934 Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Share under the 1934 Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as specifically disclosed in a subsequent SEC Documents filed prior to the date hereof, the Company has not, in the 12 months preceding the date hereof, received notice from Nasdaq Stock Market to the effect that the Company is not in compliance with the listing or maintenance requirements of Nasdaq Stock Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 2.2, neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of Nasdaq Stock Market on which the securities of the Company are listed or designated.

(k) No Disqualification Events. None of the Company, any of its predecessors or affiliated issuers, any director, executive officer or other officer of the Company participating in the offering of the Purchased Shares, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, or any promoter connected with the Company in any capacity at the time of the sale of the Purchased Shares is subject to any of the disqualifying events described in Rule 506(d)(1) of Regulation D, except for any event covered by Rule 506(d)(2) or Rule 506(d)(3). The Company has exercised reasonable care to determine whether any such disqualification exists.

(l)  SEC Documents. The Company has timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act or the 1934 Act and the rules and regulations promulgated thereunder (all of the foregoing documents filed with or furnished to the SEC and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter (referred to as the “SEC Documents”). As of their respective filing or furnishing dates, the SEC Documents complied in all material respects with the requirements of the Sarbanes- Oxley Act of 2002, the Securities Act or the 1934 Act, as the case may be, and the rules and regulations promulgated thereunder, as applicable, to the respective SEC Documents, and, none of the SEC Documents, at the time they were filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information contained in the SEC Documents, considered as a whole and as amended as of the date hereof, do not as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the memorandum and articles of association or other organizational documents or the laws of British Virgin Islands which is or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Purchased Shares and the Purchaser’s ownership of the Purchased Shares. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Class A Ordinary Shares or a change in control of the Company or any of its Subsidiaries.

(n) Acknowledgment Regarding Purchaser’s Purchase of Purchased Shares. The Company acknowledges and agrees that the Purchaser may be an officer, director or affiliate of the Company, and that the transactions contemplated hereby constitute a related party transaction. The Company further acknowledges that such transactions have been reviewed and approved in accordance with applicable corporate governance requirements.

(o) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(p) Choice of Law. The choice of the laws of Hong Kong as the governing law of this Agreement and the other Transaction Documents would be upheld as a valid choice of law by the courts of the British Virgin Islands and Hong Kong SAR.

(q) Arbitration. The submission by the Company to arbitration in Hong Kong pursuant to this Agreement and the other Transaction Documents is valid and binding as a matter of British Virgin Islands law.

(r)   Enforcement of Arbitration Award. Any final and conclusive monetary award obtained against the Company in arbitration proceedings in Hong Kong for a definite sum may, with the leave of the High Court in the British Virgin Islands, be enforced in the same manner as a judgment of the British Virgin Islands court under the procedure set out in the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards 1958. The High Court may only exercise its discretion to refuse leave if: (a) a party to the arbitration agreement was, under the law applicable to him, under some incapacity; (b) the arbitration agreement was not valid under the governing law of the arbitration agreement; (c) the Company was not given proper notice of the appointment of the arbitrator or of the arbitration proceedings, or was otherwise unable to present its case; (d) the award deals with an issue not contemplated by or not falling within the terms of the submission to arbitration, or contains matters beyond the scope of the arbitration, subject to the proviso that an award which contains decisions on such matters may be enforced to the extent that it contains decisions on matters submitted to arbitration which can be separated from those matters not so submitted; (e) the composition of the arbitral authority was not in accordance with the agreement of the parties or, failing such agreement, with the law of the place of the arbitration; (f) the award has not yet become binding upon the parties, or has been set aside or suspended by a competent authority, either in Hong Kong, or pursuant to the law of the arbitration agreement; (g) the subject matter of the award was not capable of resolution by arbitration; or (h) enforcement would be contrary to public policy. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the other Transaction Documents that any document be filed, recorded or enrolled with any governmental, regulatory or judicial authority in the British Virgin Islands.

(s)   Investment Company. The Company is not and, after giving effect to the sale of the Purchased Shares, and the application of the proceeds hereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(t)   Litigation. Except as specifically disclosed in a subsequent SEC Documents filed prior to the date hereof, there are no actions by or against the Company or its Subsidiaries or affecting the business or any of the assets of the Company or its Subsidiaries pending before any governmental entities, or, to the Company’s knowledge, threatened to be brought by or before any governmental entities, that has had or would reasonably be expected to have a Material Adverse Effect.

(u) Events Subsequent to Most Recent Fiscal Period. Since December 31, 2025 until the date hereof and to the Closing Date, there has not been any event, fact, circumstance or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

(v) No General Solicitation. Neither the Company nor any person acting on its behalf has offered or sold, or will offer or sell, any of the Purchased Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D.

2.2  Representations and Warranties of the Purchaser. The Purchaser, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

(a) Due Formation. The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization. The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b) Authority. The Purchaser has full power and authority to enter into, execute and deliver the Transaction Documents and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to the Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser of the Transaction Documents and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c)   Valid Agreement. The Transaction Documents have been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement or other Transaction Documents, nor the consummation by the Purchaser of any of the transactions contemplated hereby or thereby, nor the performance by the Purchaser of this Agreement or any other Transaction Documents in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(e)   Status and Investment Intent

i.	Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

ii.	Purchase Entirely for Own Account. The Purchaser is acquiring the Purchased Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other person to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

iii.	Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D and has completed the Accredited Investor Questionnaire attached hereto as Annex A. The Purchaser shall promptly notify the Company if any of the information provided in Annex A ceases to be true and correct prior to the Closing.

iv.	Solicitation. The Purchaser became aware of the offering of the Purchased Shares solely through direct contact with the Company or its representatives and not through any form of general solicitation or general advertising within the meaning of Regulation D..

v.	Restricted Securities. The Purchaser acknowledges that the Purchased Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges that the Purchased Shares may not be offered, sold, pledged or otherwise transferred unless they are registered under the Securities Act or an available exemption from registration applies and, in each case, such offer, sale, pledge or transfer is made in compliance with applicable securities laws..

vi.	Information. The Purchaser has been furnished access to all materials and information the Purchaser has requested relating to the Company and its Subsidiaries and other due diligence documents in order to evaluate the transactions contemplated by this Agreement. The Purchaser is relying solely on its own counsel and other advisors as to the financial, tax, legal and related matters concerning an investment in the Purchased Shares.

vii.	No Additional Reliance. The Purchaser acknowledges that, by virtue of its position as an officer, director or affiliate of the Company, it may have access to material non-public information regarding the Company. The Purchaser confirms that it is not relying on any additional information beyond such information as it deems appropriate in making its investment decision and that it has made its own independent evaluation of the Company and the transactions contemplated hereby. The Purchaser further acknowledges that the Company has not made any representation or warranty other than as expressly set forth in this Agreement.

viii.	FINRA. The Purchaser does not, directly or indirectly, own more than five per cent of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member, and is not otherwise a “restricted person” for the purposes of FINRA Rule 5130.

Article III
COVENANTS

3.1  Compliance with Securities Laws. The Purchaser shall not offer, sell, pledge or otherwise transfer any Purchased Shares unless such offer, sale, pledge or transfer is made pursuant to an effective registration statement under the Securities Act or an available exemption from registration thereunder and, in each case, in compliance with applicable securities laws.

3.2  Purchase Price Adjustment. The Per Share Purchase Price shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Ordinary Shares.

3.3  Further Assurances. From the date of this Agreement until the Closing Date, the Parties shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

3.4  Legal Proceedings. The Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of any claim, action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other government entity or any arbitrator or arbitration panel (each a “Legal Proceeding”) commenced or, to the knowledge of such Party, threatened in writing against such Party and/or its directors which relate to this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby, (ii) the Company shall give the Purchaser the opportunity to participate in the defense or settlement of any such Legal Proceedings (on their own behalf or on behalf of the Company) against the Company and/or its directors or representatives relating to this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby at its own expense, and no such Legal Proceeding shall be settled or compromised without the Purchaser’s prior written consent (which consent shall not be unreasonably withheld), and (iii) the Company shall use its best efforts, and shall cooperate fully with the Purchaser, to defend or contest in good faith any Legal Proceedings challenging this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, or that could otherwise prevent, impede, interfere with, hinder, delay, unwind, rescind, void, reverse or terminate in any material respect the consummation of the transactions contemplated hereby and thereby, whether occurring before or after the Closing, including by using its best efforts to have vacated or reversed any stay or temporary restraining order or injunction entered with respect to the transactions contemplated hereby and thereby by any governmental authority.

3.5  Listing. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Class A Ordinary Shares on the Nasdaq Stock Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Class A Ordinary Shares on the Nasdaq Stock Market.

3.6  Reporting Status. The Company shall timely file all reports and other materials required to be filed with the SEC pursuant to the 1934 Act within the time periods required by the SEC, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. The Company shall not take action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Share under the 1934 Act.

3.7  Rule 144. With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Purchaser to sell Class A Ordinary Shares to the public without registration (“Rule 144”), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other materials required to be filed by the Company under the Securities Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other materials is required for the applicable provisions of Rule 144; and

(c)   furnish to the Purchaser a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual report of the Company and such other reports and materials so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchaser to sell its Class A Ordinary Shares pursuant to Rule 144 without registration.

3.8  Use of Proceeds. Without the prior written approval of the Purchaser, the Company shall only use the proceeds from the sale of the Purchased Shares for (i) the Company’s general working capital and ordinary course business operations, and (ii) other lawful corporate purposes as determined by the Company in its reasonable discretion, in compliance with applicable laws and regulations.

3.9  Form D Filings. The Company shall timely file a notice on Form D with the U.S. Securities and Exchange Commission with respect to the issuance and sale of the Purchased Shares to the extent required by Regulation D. The Purchaser shall timely provide such information and execute such documents as the Company may reasonably request in connection with such filings.

Article IV
MISCELLANEOUS

4.1  Indemnity.

(a) In consideration of the Purchaser’s execution and delivery of this Agreement and the other Transaction Documents and acquiring the Purchased Shares hereunder and in addition to all of the Company’s other obligations under this Agreement and the other Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and its shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee, without duplication, as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement and the other Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement and the other Transaction Documents, or (c) any Legal Proceeding. The maximum amount of Indemnified Liabilities payable by the Company under this Section 4.1 shall not exceed the Aggregate Purchase Price actually paid by the Purchaser to the Company.

(b) In the event an Indemnitee has a claim against the Company, such Indemnitee shall give written notice to the Company of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Section 4.1 unless and to the extent that the Company shall have been actually prejudiced by the failure of such Indemnitee to so notify such party. If the Company disputes its liability with respect to such claim, the relevant Indemnitee and the Company shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved pursuant to Section 4.4.

(c)   In case any proceeding is brought against an Indemnitee which such Indemnitee reasonably believes may result in a demand for indemnification against the Company pursuant to this Section 4.1 (a “Third-Party Claim”), such Indemnitee shall promptly (but in any event within thirty (30) days) give notice of such Third-Party Claim to the Company indicating the nature of such Third-Party Claim and the stated basis therefor and the amount of Indemnified Liabilities claimed pursuant to such Third-Party Claim, to the extent known; provided, however, that no delay, including any notice provided beyond such thirty (30) day period, on the part of the Indemnitee in notifying the Company shall relieve the Company from any liability hereunder, unless (and then solely to the extent) the Company is prejudiced or damaged in any manner by such delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument directly relating thereto. If within twenty (20) Business Days after delivery of such notification, the Indemnitee shall have received written notice from the Company acknowledging, in a writing, that the Company is obligated to indemnify, defend and hold harmless the Indemnitee under the terms of their indemnification obligations hereunder in connection with a particular Third Party Claim, then the Company shall have the right to assume the defense of such Third Party Claim with its own counsel, which counsel shall be reasonably satisfactory to the Indemnitee, in which case the attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs incurred by the Company in connection with defending such Third-Party Claim shall be payable by the Company. If the Company elects to assume the defense of any such Third Party Claim, the Company shall consult with Indemnitees and the Indemnitee may participate in such defense, but in such case the expenses of the Indemnitee shall be paid by Indemnitee (however, such fees shall be at the Company’s expense if a conflict of interests exists between an Indemnitee and the Company with the Indemnitee having different or additional defenses than the Company). If the Company fails to defend a Third Party Claim, is otherwise restricted from so defending, or if, after commencing or undertaking any such defense, the Company fails to prosecute or withdraws from such defense, the Indemnitee shall have the right to undertake the defense or settlement thereof, at the Company’s expense. If an Indemnitee assumes the defense of any such Third Party Claim in accordance with the terms hereof (i) the Indemnitee shall consult with the Company on selection of counsel and other litigation decisions, (ii) the Company may otherwise participate in such defense at its own expense and (iii) if the Indemnitee proposes to settle such Third Party Claim prior to a final judgment thereon, then Indemnitee shall give the Company prompt written notice thereof, and the Indemnitee may not settle such Third Party Claim without the written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that, except with the consent of the Company, no such settlement shall be determinative of whether there is any underlying basis for indemnification under this Section 4.1 nor the amount of Indemnified Liabilities relating to such Third Party Claim. No Indemnitee shall be entitled to settle any Third Party Claim without the consent of the Company at any time when the Company is conducting the defense of such Third party Claim in accordance with this Section 4.1(c). If the Company exercises its right to assume the defense of a Third Party Claim, it shall not make any settlement of any claims without the written consent of the Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed.

4.2  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 4.1.

4.3  Survival. The representations and warranties set forth in Section 2.1 shall survive the Closing.

4.4  Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the Hong Kong, without giving effect to the principles of conflict of laws.

4.5  Arbitration.

(a) In the event of any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (each a “Dispute”), the Parties shall seek to amicably settle or resolve such Dispute through negotiations in good faith. Such negotiations shall begin immediately after one party has delivered to the other parties a written request for such negotiations. If within ten (10) days following the date on which such notice is delivered a Dispute is not resolved, all such unresolved Disputes shall be referred to arbitration upon the request of a Party with notice to the other Party.

(b) The arbitration shall be conducted in Hong Kong and administered by the Hong Kong International Arbitration Centre (“HKIAC”). The seat of the arbitration shall be Hong Kong. There shall be three arbitrators. Such arbitrators shall be selected pursuant to the following:

i.	The claimant (the “Claimant”) shall designate one arbitrator in the notice of arbitration (the “Notice of Arbitration”). If the Claimant does not designate one arbitrator in its Notice of Arbitration, HKIAC shall, within 15 days upon application by either party, appoint one arbitrator for the Claimant;

ii.	The respondent (the “Respondent”) shall designate one arbitrator in the answer to the Notice of Arbitration (the “Answer to the Notice of Arbitration”). If the Respondent fails (i) to designate one arbitrator in its Answer to the Notice of Arbitration; or (ii) to file its Answer to the Notice of Arbitration by the time that it is required to do so, HKIAC shall, within 15 days upon application by either party, appoint one arbitrator for the Respondent;

iii.	The two arbitrators so appointed above shall, within 15 days of confirmation of the second arbitrator, designate a third arbitrator who shall act as the presiding arbitrator of the arbitral tribunal. Failing such designation within the 15 days from the confirmation of the second arbitrator, HKIAC shall, within 15 days upon application by either party, appoint the presiding arbitrator.

(c)   The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Hong Kong International Arbitration Center Administered Arbitration Rules (the “HKIAC Rules”) in force when the notice of arbitration is submitted in accordance with the HKIAC Rules. The HKIAC Rules are deemed to be incorporated by reference to this sub-Section.

(d) The arbitrators shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the laws of the State of New York and shall not apply any other substantive law.

(e)   Each Party shall cooperate with the other Party in making full disclosure of and providing complete access to all relevant information and documents requested by the other in connection with such arbitration proceedings; provided, that the Dispute shall be resolved in a confidential manner, and none of the foregoing information or documents or the result of the arbitration shall be disclosed or otherwise used unless required by law or to a court in aid of enforcement of the arbitration award.

(f)   During arbitration and prior to an arbitration award being granted, the Parties shall continue to perform those obligations under this Agreement that are not in dispute. Notwithstanding anything to the contrary set forth herein, it is agreed and understood that each Party retains its right to seek any temporary injunctive relief available under applicable law in respect of any breach by the Party of its obligations under this Agreement.

(g) Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, immunity to post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

(h) Notwithstanding Section 4.4, the law governing the arbitration agreement under this Section 4.5 shall be Hong Kong law.

4.6  Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties.

4.7  Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns and legal representatives.

4.8  Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by a Party without the express written consent of the other Party, except that, without the consent of the Company, the Purchaser may assign all or any part of its rights and obligations hereunder to any affiliate of the Purchaser or an acquiror or group of acquirors of at least 25% of the total amount of the Purchased Shares acquired by the Purchaser under this Agreement, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

4.9  Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party to whom notice is to be given, on the date sent if sent by e-mail, on the next day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, postage paid. The address for such notices and communications shall be as set forth on the signature pages attached hereto. Any Party may change its address for purposes of this Section 4.9 by giving the other Parties hereto written notice of the new address in the manner set forth above.

4.10 Entire Agreement. This Agreement and the other Transaction Documents together constitute the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement and the other Transaction Documents.

4.11 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

4.12 Fees and Expenses. Each of the Parties will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

4.13 Confidentiality and Public Announcement. Each Party shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement and other Transaction Documents or the transactions contemplated hereby and thereby. Each Party shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information. Notwithstanding the foregoing, if any Party believes in good faith that any announcement or notice must be prepared or published pursuant to applicable laws (including any rules or regulations of any securities exchange or valid legal process) or information is otherwise required to be disclosed to any governmental authority, such Party may, in accordance with its understanding of the applicable laws, make the required disclosure in the manner it deems in compliance with the requirements of applicable laws, provided that any public announcement of this transaction by each Party shall be in form and substance reasonably satisfactory to the other Party. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or an affiliate of the Purchaser, or include the name of the Purchaser or an affiliate of the Purchaser in any press release or filing with the SEC or any regulatory agency or Nasdaq, without the prior written consent of the Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement and (B) the filing of final Transaction Documents (including signature pages thereto) with the SEC and (ii) to the extent such disclosure is required by law, request of the SEC or Nasdaq regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii). From and after the Company’s issuance of the press release disclosing the material terms of the transactions contemplated hereby, the Company shall not, and shall cause its officers, directors, employees and agents not to, provide to the Purchaser material, non-public information about the Company that would restrict the Purchaser’s ability to trade securities of the Company. The Purchaser, covenants that it will comply with the provisions of any confidentiality or nondisclosure agreement executed by it and, in addition, until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding anything to the contrary in this Section 4.13, the Purchaser acknowledges and agrees that the Company may disclose the Purchaser’s name, its relationship with Dr. Tingjun Yang and the material terms of the transactions contemplated hereby in any filing or disclosure required by applicable law, regulation or stock exchange rule, without the Purchaser’s further consent; provided that, to the extent reasonably practicable, the Company shall provide the Purchaser with a copy of such disclosure in advance.

4.14 Termination. This Agreement may be terminated by the Purchaser by written notice to the Company, if the Closing has not been consummated by October 1, 2026 (the “Long Stop Date”); provided that the right to terminate this Agreement pursuant to this Section 4.14 shall not be available to the Purchaser whose failure to perform any material obligation required to be performed by the Purchaser under this Agreement has been a cause of, or results in, the failure of the transactions contemplated hereby to be consummated by the Long Stop Date. No such termination pursuant to this Section 4.14 will affect the right of any Party to sue for any breach by the other Party.

4.15 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement or the other Transaction Documents, any remedy at law may prove to be inadequate relief to the Purchaser. The Company agrees that the Purchaser shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

4.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser hereunder or pursuant to any of the other Transaction Documents or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

4.17 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

4.18 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument, provided that a signature delivered by an electronic mail which contains a portable document format (.pdf) file of an executed signature page shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

[Signature Pages Follow]

In Witness Whereof, the Parties have caused this Agreement to be executed as of the date first above written.

COMPANY:

3 E NETWORK TECHNOLOGY GROUP LIMITED

By:
Name:
Title:

Signature Page to Share Purchase Agreement

In Witness Whereof, the Parties have caused this Agreement to be executed as of the date first above written.

PURCHASER:

3E NETWORK TECHNOLOGY PTE. LTD.

By:
Name:
Title:

ANNEX A

ELIGIBILITY REPRESENTATIONS OF PURCHASER

This Annex A should be completed and signed by Subscriber

and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐	Purchaser is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

C.	AFFILIATE STATUS (Please check the applicable box)

Purchaser:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company..

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Purchaser has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an “accredited investor.”

☐	(a)	A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	(b)	A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	(c)	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

☐	(d)	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.

☐	(e)	An insurance company, as defined in Section 2(a)(13) of the Securities Act.

☐	(f)	An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	(g)	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	(h)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

☐	(i)	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	(j)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of $5 million or, if a self-directed plan, the investment decisions are made solely by persons who are Accredited Investors.

☐	(k)	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

☐	(l)	An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, a partnership, or a limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million.

☐	(m)	A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of $5 million; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.

☐	(n)	A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of clause (m) above and whose prospective investment in the Issuer is directed by that family office pursuant to clause (m)(iii) above.

☐	(o)	A director or executive officer of the Company.

☐	(p)	A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of his/her purchase, exceeds $1 million, excluding the value of that natural person’s primary residence. “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. Joint net worth can be the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.

☐	(q)	A natural person who had individual income in excess of $200,000 in each of two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year (please attach copies of Form 1040 without Schedules or Exhibits). “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

☐	(r)	A trust, with total assets in excess of $5 million not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii).

☐	(s)	A natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

☐	(t)	An entity of a type not listed above, that is not formed for the specific purpose of acquiring the Securities and owns investments in excess of $5 million. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.

☐	(u)	An entity in which all of the equity owners are Accredited Investors.

This page should be completed by Purchaser and constitutes a part of the Subscription Agreement.

PURCHASER:

Print Name: 3E NETWORK TECHNOLOGY PTE. LTD.
By:
Name:
Title: